UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 15, 2022, Fresh Vine Wine, Inc. (the “Company”) entered into a Consulting Agreement with Tribe of Five, LLC (“Tribe of Five”) pursuant to which Tribe of Five has agreed to advise the Company with respect to its sales, marketing and distribution efforts, including assisting with managing our relationships with certain of its third party vendors, for an initial term of three years. As compensation, the Company agreed to issue 120,000 shares of its common stock to Tribe of Five as soon as practicable after entry into the Consulting Agreement, and has agreed to issue an additional 180,000 shares of common stock to Tribe of Five upon the Company recognizing an aggregate of $10 million in total revenue during the first two years of the term of the Consulting Agreement. The shares issued and issuable to Tribe of Five under the Consulting Agreement comprise a portion of the 2,000,000 shares issued or issuable to six service providing vendors of the Company (the “Vendors”) described in Item 3.02 of this Current Report on Form 8-K.

On December 15, 2022, and in conjunction with the initial issuance of 970,000 shares of the Company’s common stock to the Vendors, Rick Nechio and Damian Novak, who are officers, directors and two of the Company’s founders, entered into Agreements to Forfeit Shares of Common Stock (the “Forfeiture Agreements”) pursuant to which Messrs. Nechio and Novak agreed to forfeit and transfer back to the Company without consideration 368,000 and 602,000 shares, respectively, of common stock of the Company held by them (a total of 970,000 shares), to enable the Company to preserve cash by issuing such number of shares to the Vendors without subjecting the Company’s other stockholders to dilution therefrom. The share forfeitures were effected on December 19, 2022.

The foregoing summaries of the Consulting Agreement with Tribe of Five and the Forfeiture Agreements with Messrs. Nechio and Novak are qualified in all respects by the agreements themselves, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Between December 15 and December 18, 2022, the Company entered into agreements with the Vendors pursuant to which the Company agreed to issue a total of 970,000 shares of its common stock to the Vendors as soon as practicable after the dates of the agreements. Pursuant to the agreements with certain of the Vendors, the Company has agreed to issue up to an additional 1,030,000 shares of common stock upon the Company achieving specified revenue-related performance objectives within identified timeframes. Such issuances and contingent future issuances were made in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, based on the Company’s reasonable belief that the offer and sale of the warrant has not and will not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement dated effective December 15, 2022 by and between Fresh Vine Wine, Inc. and Tribe of Five, LLC
10.2	Agreement to Forfeit Shares of Common Stock dated December 15, 2022 by and between Fresh Vine Wine, Inc. and Rick Nechio
10.3	Agreement to Forfeit Shares of Common Stock dated December 15, 2022 by and between Fresh Vine Wine, Inc. and Damian Novak
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: December 20, 2022	By:	/s/ Rick Nechio
Rick Nechio
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated effective December 15, 2022 by and between Fresh Vine Wine, Inc. and Tribe of Five, LLC
10.2	Agreement to Forfeit Shares of Common Stock dated December 15, 2022 by and between Fresh Vine Wine, Inc. and Rick Nechio
10.3	Agreement to Forfeit Shares of Common Stock dated December 15, 2022 by and between Fresh Vine Wine, Inc. and Damian Novak
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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